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                                                                    EXHIBIT 11.1

                         AUTHENTIC FITNESS CORPORATION
               CALCULATION OF NET INCOME (LOSS) PER COMMON SHARE

                                                                                          FIRST QUARTER ENDED
                                                                                      ---------------------------
                                                                                      OCTOBER 5,      OCTOBER 6,
                                                                                         1997            1996
                                                                                      -----------    ------------
Net income (loss)..................................................................   $(6,849,000)   $(11,541,000)
                                                                                      -----------    ------------
                                                                                      -----------    ------------
Common stock outstanding:
     Common shares outstanding.....................................................    22,419,730      20,524,721
     Shares issued due to exercise of options......................................         3,351         --
     Shares issued due to exercise of the Series A Warrant.........................       --            1,809,009
     Treasury stock................................................................      (180,080)
     Common stock equivalents:
          Shares deemed issued for outstanding options using the Treasury Stock
            method(1)..............................................................       --              --
                                                                                      -----------    ------------
Total weighted average common and common stock equivalent shares outstanding.......    22,243,001      22,333,730
                                                                                      -----------    ------------
                                                                                      -----------    ------------
Net income (loss) per share........................................................     $(0.31)        $(0.52)
                                                                                      -----------    ------------
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(1) Common stock equivalents are not included in the calculation of weighted average shares of common stock outstanding as the impact on net income
    (loss) per share is anti-dilutive.


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